Exhibit 99.8(e)(iv)

FOURTH AMENDMENT TO
PARTICIPATION AGREEMENT

This Fourth Amendment to Participation Agreement (“Amendment”) is entered into by and among Legg Mason Investor Services, LLC (the “Distributor”), Legg Mason Partners Variable Equity Trust and Legg Mason Partners Variable Income Trust (each a “Fund”, collectively the “Funds”), Legg Mason Partners Fund Advisor, LLC (the “Advisor”) and Protective Life and Annuity Insurance Company (the “Company”), collectively (the “Parties”).

WHEREAS, the Parties entered into a Participation Agreement dated November 1, 2009, as amended (the “Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement;

WHEREAS, the Parties desire to amend the Agreement to update the funds listed in Schedule B; and

WHEREAS, the Parties desire to amend the Agreement;

NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth herein, the Parties agree as follows:

1.
Schedule B of this Amendment, attached hereto, supersedes and replaces in its entirety the Schedule B of the Agreement.

2.
Other Terms.  Other than the foregoing, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect and are ratified and confirmed in all respects by the Parties to this Amendment.

For the purpose of referring to this Amendment, the date of this Amendment shall be the date of acceptance by Legg Mason Investor Services, LLC.

Legg Mason Investor Services, LLC

Protective Life and Annuity Insurance Company

By:
/s/ Jeremy O’Shea

By:
/s/ Steve Cramer
Name:
Jeremy O’Shea

Name:
Steve Cramer
Title:
COO US Distribution

Title:
Chief Product Officer – Retirement Division
Date:    3/31/2021

Date:   4/7/2021

 Legg Mason Partners Variable Equity Trust

Legg Mason Partners Variable Income Trust

By:
/s/ Jane Trust

By:
/s/ Jane Trust
Name:
Jane Trust

Name:
Jane Trust
Title:
President & CEO

Title:
President & CEO
Date:    4/1/2021

Date:   4/1/2021

Legg Mason Partners Fund Advisor, LLC

By:
/s/ Jane Trust
Name:
Jane Trust
Title:
President & CEO
Date:    4/1/2021

SCHEDULE B

PORTFOLIOS AVAILABLE UNDER THE CONTRACTS

All Funds shall pay 12b-1 fees in the amount as stated in each Fund’s then current prospectus.

Fund Trust Name	Portfolio Fund Name	Class	CUSIP

Legg Mason Partners Variable Equity Trust	ClearBridge Variable Dividend Strategy Portfolio	II	52467W205
Legg Mason Partners Variable Equity Trust	ClearBridge Variable Large Cap Growth Portfolio	II	52467X864
Legg Mason Partners Variable Equity Trust	ClearBridge Variable Mid Cap Portfolio	I	52467X708
Legg Mason Partners Variable Equity Trust	ClearBridge Variable Mid Cap Portfolio	II	52467X856
Legg Mason Partners Variable Equity Trust	ClearBridge Variable Small Cap Growth Portfolio	I	52467M843
Legg Mason Partners Variable Equity Trust	ClearBridge Variable Small Cap Growth Portfolio	II	52467M819
Legg Mason Partners Variable Equity Trust	QS Legg Mason Dynamic Multi-Strategy VIT Portfolio	I	52467M793
Legg Mason Partners Variable Equity Trust	QS Legg Mason Dynamic Multi-Strategy VIT Portfolio	II	52467M785
Legg Mason Partners Variable Income Trust	Western Asset Core Plus VIT Portfolio	I	52467K771
Legg Mason Partners Variable Income Trust	Western Asset Core Plus VIT Portfolio	II	52467K755